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                                                                    EXHIBIT 99.1

                                                                  [LOGO] ARAMARK
NEWS
RELEASE                                                    For Immediate Release
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                 ARAMARK ANNOUNCES STOCK REPURCHASE PROGRAM AND
                         EMPLOYEE STOCK TRADING PROGRAM

PHILADELPHIA - May 28, 2002 - In connection with the scheduled lapse in June of restrictions on certain of its Class A shares, ARAMARK (NYSE:RMK), a world leader in managed services, announced the establishment of a Stock Repurchase Program and an Employee Stock Trading Program.

Under the Stock Repurchase Program, the Board of Directors has approved the use of up to $200 million to repurchase shares of the Corporation's Class A or Class B Common Stock. Repurchases will be made in accordance with applicable securities laws in open market or privately negotiated transactions, from time to time, depending on market conditions, and may be discontinued at any time. The Corporation intends to evaluate whether to increase the size of the program as the program progresses.

The Corporation also announced the establishment of an Employee Stock Trading Program, which will be available to all current and former ARAMARK employee shareholders through Mellon Bank, the Transfer Agent for the Corporation's Class B common stock. The Program will allow ARAMARK employee and former employee shareholders to aggregate through Mellon Bank any unrestricted shares they wish to sell into the market. Mellon will execute sales on a rotating basis through certain brokers.

Separately, the Corporation has been advised by Joseph Neubauer, ARAMARK Chairman and CEO, that he has no current intention to sell during the August "window" period any of the 8,746,014 ARAMARK shares which he beneficially owns which become unrestricted in June. Additionally, ARAMARK's executive management, who collectively own 3,154,950 shares which are becoming unrestricted in June, have indicated that it is their current intention not to sell more than one-third of such unrestricted shares during the August "window" period.

About ARAMARK
ARAMARK is a $9 billion world leader in providing managed services, including food, facility and other support services, uniform and career apparel and childcare and early education. ARAMARK has leadership positions serving the business, education, healthcare,

                                     -more-

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government, sports and recreation sectors. ARAMARK is rated No. 1 in the outsourcing services category and is among the Top 50 companies overall in FORTUNE Magazine's 2002 "Most Admired Companies in America." Headquartered in Philadelphia, ARAMARK has approximately 200,000 employees serving customers in 17 countries.

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Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "aim," "anticipate," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe" and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements. The forward-looking statements regarding such matters are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

Factors that might cause such a difference include: unfavorable economic conditions, including ramifications of the September 11th terrorist attacks and other terrorist attacks, increased operating costs, shortages of qualified personnel and other factors leading to increased labor costs, costly compliance with governmental regulations, currency risks and other risks associated with international markets, risks associated with acquisitions, including our ability to integrate and derive the expected benefits from our acquisition of ServiceMaster Management Services and other acquisitions, competition, decline in attendance at client facilities, unpredictability of sales and expenses due to contract terms, significant leverage, claims relating to the provision of food services, liability associated with non-compliance with governmental regulations, including regulations pertaining to food services, the environment and childcare service, seasonality and adverse publicity concerning incidents at childcare centers.

For further information regarding risks and uncertainties associated with ARAMARK's business, please refer to the "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Risk Factors" sections of ARAMARK's SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting ARAMARK's investor relations department at www.aramark.com.
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Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

Contacts:

Media Relations:                                   Investor Relations:

GailForce Communications                           ARAMARK
Christopher Hardwick, 215-238-7104                 Ted Hill, 215-238-3361
Chardwick@gailforceinc.com                         Hill-ted@aramark.com
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